UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 20, 2008
DENBURY RESOURCES INC.
(Exact name of Registrant as specified in its charter)
Delaware

(State or other jurisdiction
of incorporation or organization)

1-12935	20-0467835

(Commission File Number)	(I.R.S. Employer Identification No.)

5100 Tennyson Parkway Suite 1200 Plano, Texas	75024

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 673-2000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Directors; Election of Board Chairman
On February 20, 2008 the Board of Directors (the “Board”) of Denbury Resources Inc. (the “Company”) approved increases in the compensation of non-employee directors to be effective as of January 1, 2008, as follows:
1.	An increase in annual director retainer from $40,000 to $50,000;
2.	An increase in the fee paid to the Board’s committee chairmen, other than the chairman of the audit committee (for whom there is no increase), from $5,000 to $10,000; and
3.	An increase in the retainer paid to the non-executive chairman of the Board from $20,000 to $100,000.
At the Board’s February 20, 2008 meeting, the Board also appointed one of its Board members, Wieland F. Wettstein, to become chairman of the Board, taking the place of Ronald G. Greene in that position effective immediately following the Company’s annual stockholders meeting on May 15, 2008. At that time, Mr. Greene will step down as chairman, but will remain as a director if re-elected to the Board by stockholders at that meeting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENBURY RESOURCES INC.
Date: February 25, 2008	By:	/s/ Phil Rykhoek
		Name:	Phil Rykhoek
		Title:	Senior Vice President and Chief Financial Officer

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